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            [LETTERHEAD OF GERSTEN, SAVAGE, KAPLOWITZ & CURTIN, LLP]




                                                                February 8, 1996
ACTV, Inc.
1270 Avenue of the Americas
New York, NY 10020

Gentlemen:

You have requested our opinion, as counsel for ACTV Inc., a Delaware corporation (the "Company"), in connection with pre-effective amendment no. 2 to the registration statement on Form S-1 (the "Registration Statement"), under the Securities Act of 1933 (the "Act"), being filed by the Company with the Securities and Exchange Commission.

The Registration Statement relates to (i) an offering by the Company (the "Offering") of up to 2,500,000 shares (the "Company Shares") of common stock, par value $.10 (the "Common Stock"), and (ii) 3,850,000 shares of Common Stock (the "Security Holders' Shares"). Up to 122,855 of the Security Holders' Shares may be issued by the Company upon the exercise of options, warrants or pursuant to SARs that are currently outstanding and are not exercisable for a period of six months. Up to 3,727,145 of the Security Holders' Shares may be sold by security holders who have acquired or will acquire such shares from the Company (i) upon exercise of currently exercisable options and warrants, and pursuant to SARs, (ii) upon issuance to consultants pursuant to existing agreements, and (iii) upon issuance in connection with certain financings.

We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. It is our opinion that when there has been compliance with the Act, the Company Shares and the Security Holders Shares, when issued, delivered, and paid for, will be fully paid and nonassessable.

No opinion is expressed herein as to any laws other than the laws of the State of New York and of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                              Very truly yours,


                                    /s/ Gersten, Savage, Kaplowitz & Curtin, LLP
                                        GERSTEN, SAVAGE,  KAPLOWITZ
                                                & CURTIN, LLP

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